Exhibit 10.7

GATES Inc. The 24th Unsecured Bonds Offering Guidelines

(Commonly called: The 24th GATESgrowth Private Bonds)

1. Trade name	GATES Inc.

2. Total amount	245,000, 000 yen

Provided, however, that in the event that the subscription amount does not reach the offering amount, the amount of the actual subscription shall be the total amount.

3. Bonds form	Unsecured corporate bonds

4. Each bond amount	5,000,000 yen

5. Total number of units	49 units

6. Paid-in amount (Issue value)	100 yen per 100 yen par value

7. Redemption amount	100 yen per 100 yen par value

8. Redemption method	The bonds will be redeemed in full on September 27, 2025.

9. Payment method for redemption

Payment of redemption amount (principal) shall be made by means of transfer to the account indicated in the “Interest and Principal Redemption Transfer Account Designation Form”.

10. Interest rate	12% per annum (before tax)

11. Payment method for interest

(1)	The calculation period of interest on the bonds shall be as follows.

	Interest payment date	Interest calculation period
Part 1	December 28, 2024	September 28, 2024
December 28, 2024
Part 2	March 28, 2025	December 29, 2024
March 28, 2025
Part 3	June 28, 2025	March 29, 2025
June 28, 2025
Part 4	September 27, 2025	June 29, 2025
September 27, 2025

(2)	In case that the day on which the interest is to be paid falls on a bank holiday, the interest shall be paid on the preceding bank business day.

(3)	The number of days per year shall be calculated on the basis of 365 days.

(4)	No interest shall accrue after the maturity date.

(5)	Payment of interest shall be made by means of transfer to the account indicated in the “Interest and Principal Redemption Transfer Account Designation Form”.

12. Third party assignment method and restriction on assignment

Bondholders may not transfer the owned bonds to a third party except in the case of transferring all of the bonds to one person in a rump-sum.

13. Subscription period	September 19, 2024 September 23, 2024

14. Deposits for subscription

Deposit amount shall be the amount of bonds allotted by the Company. The bonds are transferred to the paid-in amount of the bonds on the payment date. No interest shall accrue on the deposits for subscription of bonds.

In addition to the payment method set forth in Article 18, the deposits for subscription may be appropriated by retaining the redemption of principal of other bonds.

15. Solicitation method	Direct solicitation

Provided, however, that in the case of over-subscription, the subscription amount shall be determined as appropriate.

16. Payment period for deposits	September 24, 2024
September 27, 2024

17. Payment date (Issue date)	September 28, 2024

18. Payment method for deposit	Transfer to the deposit account of GATES Inc. MUFG Bank, Ueno Branch, ordinary deposit account No. 0365279

19. Issuance of bond certificates	Bond certificates shall not be issued for the bonds.

20. Bond manager

Pursuant to the provision of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, no bond manager shall be established.